Exhibit 1.01

                                MEDICAL CAPITAL
                                     [LOGO]

                             BROKER-DEALER AGREEMENT


     THIS BROKER-DEALER AGREEMENT (the "Agreement") is entered into on this ______ day of _____________, 2002, by and between Medical Capital Management, Inc. a Delaware corporation ("Issuer") and ______________ ("Broker-Dealer") for the purpose of engaging Broker-Dealer to offer, sell and distribute the Issuer's Redeemable Secured Notes, Series II (the "Notes"), as hereinafter provided.

RECITALS

A. Broker-Dealer is a securities dealer certified with the State of _____________, registered with the Securities Exchange Commission ("SEC"), and a member of the National Association of Securities Dealers ("NASD"). Broker-Dealer has experience in the sale and distribution of securities similar to the Notes.

B. The Issuer has prepared a certain note issuance and security agreement and has filed a Registration Statement on Form SB-2 relating to the Notes under the Securities Act of 1933 (collectively, the "Offering").

C. The issuer has been advised by the SEC that the Offering was declared effective by the SEC on _________, 2002.

D. Broker-Dealer desires to sell and distribute the Notes in the Offering on behalf of Issuer.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings, the parties agree as follows:

     1. SERVICES OF BROKER-DEALER. Broker-Dealer, through its agents and sales employees, agrees to use its best efforts to sell and distribute the Notes to prospective investors pursuant to the terms of the Offering. A maximum of One Hundred Million Dollars ($100,000,000) in Notes for all brokers participating in the Offering will be offered for sale, with a minimum purchase of Five Thousand Dollars ($5,000), with additional incremental purchases of One Thousand Dollars ($1,000) over that minimum amount, per investor, plus accrued interest.

     2. EFFECTIVE TERM. This Agreement shall be effective on the date first above written and shall continue in effect for one year, and shall be
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     automatically  extended for  successive  one year terms unless either party provides written notice to the other party of its intent to terminate this Agreement at least sixty (60) days prior to the end of any such term.

     3. OBLIGATIONS OF BROKER-DEALER:

          (a) BEST EFFORTS BASIS. The Notes will be sold solely on a "best efforts" basis. Broker-Dealer makes no warranty as to its ability to sell and distribute any minimum dollar amount of Notes. In this context, "best efforts" means that Broker-Dealer will staff the sales effort of the Notes in a manner not less favorable than other projects in which Broker-Dealer has undertaken to sell securities on a "best efforts" basis.

          (b) INVESTOR SUITABILITY. Broker-Dealer shall offer and sell the Notes only to investors who Broker-Dealer in good faith believes meet applicable State suitability standards. Broker-Dealer shall use its reasonable efforts to ascertain the suitability of all prospective investors.

          (c) REGISTERED SECURITIES. Broker-Dealer understands that the offering of Notes is being offered pursuant to a Registration Statement under the Securities Act of 1933.

          (d) MINIMUM PURCHASE. Broker-Dealer shall not sell fewer than $5,000 in Notes to any purchaser without the prior written consent of Issuer.

          (e) RECORDS. Broker-Dealer shall deliver to Issuer copies of all records relevant to the sale of Notes, which records shall include, but not be limited to, subscription agreements and investor data records relating to purchases of Notes.

     4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to Broker-Dealer that upon execution of this Agreement:

          (a) On the date hereof, the Registration Statement is true, complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact required by any applicable law or regulation or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading;

          (b) The Issuer is validly organized, existing and in good standing, and this Agreement has been duly authorized by all necessary actions of the Issuer;

          (c) The performance of this Agreement will not violate or constitute a default under the terms of any agreement or arrangement to which the Issuer is a party; and

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          (d) The  Registration  Statement  relating to the Notes, on Form SB-2, was declared effective by the Securities and Exchange Commission on _______________, 2002.

     5.   REPRESENTATIONS   AND  WARRANTIES  OF   BROKER-DEALER.   Broker-Dealer
     represents and warrants to the Issuer that upon execution of this Agreement and at all times during the term of this Agreement:

          (a) Broker-Dealer is validly organized, existing and in good standing in its state of incorporation or organization, and that this Agreement has been duly authorized by the responsible party of Broker-Dealer;

          (b) The performance of this Agreement will not violate or constitute a default under the terms of any agreement or arrangement to which Broker-Dealer or any of its affiliates is a party;

          (c) Broker-Dealer is a member in good standing of the National Association of Securities Dealers, Inc.;

          (d) Broker-Dealer is a Broker-Dealer registered with the Securities and Exchange Commission; and

          (e) Broker-Dealer is registered as a Broker- Dealer with, and has obtained all licenses and consents necessary to sell the Notes in, all States listed on the attached in Schedule "A".

     6. COVENANTS. Issuer covenants and agrees, for the specific benefit of Broker-Dealer, that:

          (a) If at any time an event shall have occurred as a result of which the Registration Statement will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement in order to comply with applicable law, Issuer shall notify Broker-Dealer promptly in writing and will prepare and deliver to Broker-Dealer an appropriate amendment or supplement; and

          (b) The Issuer shall notify Broker-Dealer promptly, in writing, of any material adverse change in the financial condition or business of Issuer.

     7. INDEMNIFICATION. Broker-Dealer shall indemnify and hold harmless the Issuer against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys' fees and costs of investigation) to which the Issuer may become subject insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon:

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          a. Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement to the extent, and only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of Broker-Dealer specifically for use with reference to the
          Registration   Statement  in  the  preparation  of  the   Registration
          Statement;

          b. The violation by Broker-Dealer, or any of its employees, agents, independent contractors or other personnel of any of the provisions of the Securities Act of 1933, or any State securities laws applicable to the offering; or

          c. The sale of the Notes to any investor who does not meet applicable State suitability standards.

     The obligations of the parties to this Agreement under the preceding indemnification provisions shall be in addition to any liability that they otherwise may have.

     8. WITHDRAWAL. Broker-Dealer, in its sole discretion, may withdraw from this Agreement without penalty at any time upon 48-hours written notice to the Issuer, for the following causes:

          (a) If, after diligently reviewing the contents of the Registration Statement, the Broker-Dealer finds that there exist terms or assumptions that do not fairly represent the facts of the Offering or the Issuer's business to prospective investors.

     9. COMPENSATION. Issuer shall compensate Broker-Dealer in a base amount up to 7.25% of the principal amount of the notes sold by that Broker-Dealer, as set forth on Exhibit A. Issuer may compensate Broker-Dealer in an additional amount of up to 1.75% of the principal amount of the notes sold by that Broker-Dealer by amending this Agreement to add an additional Schedule, as provided on Exhibit A, to be mutually agreed upon by the Issuer and Broker-Dealer. Said compensation shall be due and payable within ten days of receipt of good funds by the Issuer as payment in full of the purchase price of the Notes sold by the Broker-Dealer. Broker-Dealer shall not be entitled to any reimbursement of expenses or any other compensation hereunder, except for the foregoing commissions described in this section 9.

     10. CONFIDENTIALITY. All business, financial and other proprietary information given by any party to the other in connection with the sale and distribution of the Notes shall be received in confidence and used only for the purposes of the Offering. The parties shall undertake reasonably appropriate safeguards to assure the non-dissemination of such information to third parties.

     11. SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall be continuing representations, warranties, covenants and agreements and shall survive and remain in full

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     force and effect after the date of this Agreement.  No  investigation by or on behalf of any party to this Agreement shall constitute a waiver of any representation, warranty, covenant or agreement contained herein.

     12. NO WAIVER. The failure on the part of any party to this Agreement to exercise, or the delay in the exercise of, any right, power or remedy hereunder shall not operate as a waiver thereof. Any single or partial exercise of any right, power or remedy hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     13. ENFORCEABILITY. If any provision or any portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and the remaining provisions of this Agreement shall not be adversely affected thereby.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     15. NOTICES. All notices, requests, demands and communications that are required, provided for one or contemplated in this Agreement must be in writing and will be deemed to have been given when personally delivered to the party to whom addressed or forty-eight (48) hours after deposit in any United States post office, sent by registered or certified mail, return receipt requested, postage prepaid to the parties at the following addresses:

          If to Issuer:           Medical Capital Management, Inc.
                                  Suite 301
                                  3770 Howard Hughes Parkway
                                  Las Vegas, Nevada 89109
                                  Attn: Sidney M. Field, Chief Executive Officer

          If to Broker-Dealer:    ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

     16. DISPUTE RESOLUTION. Any controversy or dispute arising out of, or in connection with, this Agreement shall be resolved exclusively by the American Arbitration Association of Los Angeles, which decision shall be binding.

     17. ATTORNEYS' FEES. In the event of any litigation or other dispute resolution between the parties to enforce any provision of this Agreement or otherwise with respect to the subject matter hereof (including any bankruptcy proceeding), the unsuccessful party in such litigation shall pay

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     to the  successful  party  all  costs and  expenses,  including  reasonable attorneys' fees incurred by the successful party.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understanding of the parties in connection therewith. No supplement, modification or amendment of this Agreement shall be binding unless executed writing by the parties hereto.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

          ISSUER:                       MEDICAL CAPITAL MANAGEMENT, INC.

                                        By:
                                           -------------------------------------
                                           Sidney M. Field, Its Chief Executive
                                           Officer



          BROKER-DEALER:
                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

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                                    EXHIBIT A

                             BROKER-DEALER AGREEMENT
                        MEDICAL CAPITAL MANAGEMENT, INC.


Commission paid at the rate of: __.__%

Additional Compensation may be paid at the discretion of Issuer for the following:

1.   Sales results above a mutually agreed upon level; or

2. Designation of Issuer as a "preferred provider" (or comparable status) as declared and supported by Broker-Dealer.

Such additional compensation, if any, will be set forth on a separate schedule to this Agreement, signed by both parties to this Agreement, and will not exceed 1.75% of the principal amount of the Notes sold by Broker-Dealer.

                       SCHEDULE A - AS OF _________, 2002

                             BROKER-DEALER AGREEMENT
                        MEDICAL CAPITAL MANAGEMENT, INC.

Broker-Dealer(s) are registered to sell the Medical Capital Management, Inc. Notes in the following States:

1. California

2. Colorado

3. Florida

4. Hawaii

5. Idaho

6. Minnesota

7. Montana

8. New Jersey

9. Nevada

10. Oregon

11. South Dakota

12. Utah